UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 is incorporated herein by reference.

Item. 8.01	Other Events.

On December 23, 2009, SVB Financial Group (the “Company”) redeemed from the U.S. Treasury all of the 235,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), having a liquidation amount equal to $1,000 per share. The Series B Preferred Stock was issued to the U.S. Treasury on December 12, 2008 under the U.S. Treasury’s Capital Purchase Program. The aggregate total redemption price paid by the Company to the U.S. Treasury for the Series B Preferred Stock was $235 million, plus approximately $1.2 million of accrued and unpaid dividends.

In connection with the redemption, the Company will record a one-time, non-cash charge of approximately $11.4 million in the fourth quarter of 2009 to account for the difference between the redemption price and the carrying amount of the Series B Preferred Stock, or the accelerated amortization of the applicable discount on the shares. This charge is expected to reduce net income available to common shareholders (and diluted earnings per share) in the fourth quarter of 2009.

Additionally, the Company expects to notify the U.S. Treasury as soon as practicable of its intent to repurchase the outstanding warrant issued under the Capital Purchase Program. The warrant was initially issued for 708,116 shares of the Company’s common stock. However, because of the completion of the Company’s equity offering in November 2009, under the participation terms of the program, the number of shares underlying the warrant has been reduced by 50% to a total of 354,058. In order to complete the repurchase, the Company and the U.S. Treasury must agree on the repurchase price (or the fair market value) of the warrant. The Company intends to pursue an agreement with the U.S. Treasury, however, there is no assurance that an agreement will be reached and the warrant may remain outstanding.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by the use of words such as “becoming,” “may,” “will, “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. In this report, management makes forward-looking statements about the expected impact on the company’s financial results for the fourth quarter of 2009 and its intention to repurchase the outstanding warrant issued under the Capital Purchase Program. Although management believes that the expectations reflected in its forward-looking statements are reasonable and has based these expectations on its beliefs and assumptions, such expectations may prove to be incorrect. Actual results may differ. Factors that could cause actual results to differ include, among others: (i) delay in reaching agreement or failure to reach agreement with the U.S. Treasury on the repurchase of the warrant, and (ii) additional adjustments in the Company’s calculation of fourth quarter financial results or the application of accounting principles, including as a result of review of the expected charge to net income as a result of repayment by the Company’s independent auditors. For additional information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to the company’s most recently-filed Annual Report on Form 10-K for the year ended December 31, 2008 and the most recently-filed Quarterly Report on Form 10-Q for the third quarter ended September 30, 2009. All subsequent written or oral forward-looking statements attributable to the company or persons acting on the company’s behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this report are made only as of the date of this release. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	SVB FINANCIAL GROUP

	By:	/s/ MICHAEL DESCHENEAUX
	Name:	Michael Descheneaux
	Title:	Chief Financial Officer